Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Sanara MedTech Inc. of our report dated March 25, 2024, relating to the consolidated financial statements of Sanara MedTech Inc. appearing in Sanara MedTech Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/ s / Weaver and Tidwell, L.L.P.

Austin, Texas

May 21, 2024